Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                           For the Month of October
                    Distribution Date of November 17, 1997
                           Servicer Certificate #25

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $213,031,624.98
Beginning Pool Factor                                           0.4058120

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $15,326,209.05
     Interest Collected                                     $1,865,610.05

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $561,617.71
Total Additional Deposits                                     $561,617.71

Repos / Chargeoffs                                            $494,766.64
Aggregate Number of Notes Charged Off                                  88

Total Available Funds                                      $17,139,003.78

Ending Pool Balance                                       $197,825,082.32
Ending Pool Factor                                              0.3768445

Servicing Fee                                                 $177,526.35

Repayment of Servicer Advances                                $614,433.03

Reserve Account:
     Beginning Balance  (see Memo Item)                    $12,449,688.28
     Target Percentage                                               5.50%
     Target Balance                                        $10,880,379.53
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                   ($1,425,707.35)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.926%
Current Weighted Average Remaining Term (months):                   28.85

Delinquencies                                              Dollars      Notes
     Installments:              1 - 30 days            $1,525,457.58    1,017
                                31 - 60 days             $310,583.83      247
                                60+  days                 $83,657.82       43

     Total:                                            $1,919,699.23    1,023

     Balances:                  60+  days                $859,012.17       43

Memo Item - Reserve Account
     Prior Month                                      $11,716,739.37
+    Invest. Income                                       $53,945.58
+    Excess Serv.                                        $679,003.33
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $12,449,688.28

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  October

                                                                                              NOTES
                                                              (Money Market)
                                                TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                           $525,000,000.00    $122,300,000.00   $100,000,000.00   $284,325,000.00    $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                           0.00%             0.00%            96.50%             3.50%
     Coupon                                                            5.750%            5.940%            6.050%            6.220%

Beginning Pool Balance                     $213,031,624.98
Ending Pool Balance                        $197,825,082.32
Collected Principal                         $14,711,776.02
Collected Interest                           $1,865,610.05
Charge - Offs                                  $494,766.64
Liquidation Proceeds / Recoveries              $561,617.71
Servicing                                      $177,526.35
Cash Transfer from Reserve Account                   $0.00
Total Collections Avail for Debt Service    $16,961,477.43

Beginning Balance                          $213,031,624.98             $0.00              $0.00   $199,641,072.07    $13,390,552.91

Interest Due                                 $1,075,931.44             $0.00              $0.00     $1,006,523.74        $69,407.70
Interest Paid                                $1,075,931.44             $0.00              $0.00     $1,006,523.74        $69,407.70
Principal Due                               $15,206,542.66             $0.00              $0.00    $14,674,313.67       $532,228.99
Principal Paid                              $15,206,542.66             $0.00              $0.00    $14,674,313.67       $532,228.99

Ending Balance                             $197,825,082.32             $0.00              $0.00   $184,966,758.40    $12,858,323.92
Note / Certificate Pool Factor                                        0.0000             0.0000            0.6505            0.6998
   (Ending Balance / Original Pool Amount)
Total Distributions                         $16,282,474.10             $0.00              $0.00    $15,680,837.41       $601,636.69

Interest Shortfall                                   $0.00             $0.00              $0.00             $0.00             $0.00
Principal Shortfall                                  $0.00             $0.00              $0.00             $0.00             $0.00
     Total Shortfall                                 $0.00             $0.00              $0.00             $0.00             $0.00
      (required from Reserve)
Excess Servicing                               $679,003.33
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance              $12,449,688.28
(Release) / Draw                            ($1,425,707.35)
Ending Reserve Acct Balance                 $11,023,980.93

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  October


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                          5                  4                 3                 2                 1
                                       Jun-97             Jul-97            Aug-97            Sep-97            Oct-97

Beginning Pool Balance             $252,433,095.12    $242,048,135.75   $231,978,557.43   $222,431,428.51   $213,031,624.98

A)   Loss Trigger:
Principal of Contracts Charged Off     $237,065.53        $327,326.14       $276,233.74       $271,595.69       $494,766.64
Recoveries                             $222,549.50        $255,453.45       $358,241.45       $316,933.22       $561,617.71

Total Charged Off (Months 5, 4, 3)     $840,625.41
Total Recoveries (Months 3, 2, 1)    $1,236,792.38
Net Loss / (Recoveries) for 3 Mos     ($396,166.97(a)

Total Balance (Months 5, 4, 3)     $726,459,788.30(b)

Loss Ratio Annualized  [(a/b) * (12)]      -0.6544%

Trigger:  Is Ratio > 1.5%                       No
                                                                            Aug-97            Sep-97               Oct-97

B)   Delinquency Trigger:                                                 $2,781,817.29     $3,205,363.34       $859,012.17
     Balance delinquency 60+ days                                              1.19917%          1.44106%          0.40323%
     As % of Beginning Pool Balance                                            1.26454%          1.32692%          1.01449%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer